Exhibit 99.1

Jabil Posts Fourth Quarter and Fiscal Year 2023 Results

Jabil Increases Current Share Repurchase Authorization to $2.5 billion

ST. PETERSBURG, Fla. – September 28, 2023 –Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its fourth quarter and fiscal year ended August 31, 2023.

“The team delivered yet another solid year and I’m pleased with the progress we’ve made relative to our financial objectives,” said CEO Kenny Wilson. “As we move into the new fiscal year, I feel strongly that we have the right team, capabilities, and diversified portfolio to support good momentum into FY24 and beyond. And none of this would be possible, without our thriving and unified Jabil culture, which is as strong today as it’s ever been,” he added.

Fourth Quarter of Fiscal Year 2023 Highlights:

•	Net revenue: $8.5 billion

•	Diversified Manufacturing Services (DMS) year-on-year revenue remained consistent

•	Electronics Manufacturing Services (EMS) year-on-year revenue decline: 13 percent

•	U.S. GAAP operating income: $441 million

•	U.S. GAAP diluted earnings per share: $1.15

•	Core operating income (Non-GAAP): $477 million

•	Core diluted earnings per share (Non-GAAP): $2.45

Fiscal Year 2023 Highlights:

•	Net revenue: $34.7 billion

•	Diversified Manufacturing Services (DMS) year-on-year revenue growth: 8 percent

•	Electronics Manufacturing Services (EMS) year-on-year revenue remained consistent

•	U.S. GAAP operating income: $1.5 billion

•	U.S. GAAP diluted earnings per share: $6.02

•	Core operating income (Non-GAAP): $1.7 billion

•	Core diluted earnings per share (Non-GAAP): $8.63

First Quarter of Fiscal Year 2024 Outlook:

• Net revenue	$8.4 billion to $9.0 billion

• U.S. GAAP operating income	$423 million to $483 million

• U.S. GAAP diluted earnings per share	$2.02 to $2.42 per diluted share

• Core operating income (Non-GAAP) (1)	$474 million to $534 million

• Core diluted earnings per share (Non-GAAP) (1)	$2.40 to $2.80 per diluted share

(1)

Core operating income and core diluted earnings per share exclude anticipated adjustments of $5 million for amortization of intangibles (or $0.04 per diluted share) and $46 million for stock-based compensation expense and related charges (or $0.34 per diluted share).

Capital Framework Update

The Board of Directors has amended and increased the current share repurchase program, which has approximately $776 million outstanding as of August 31, 2023, to allow repurchase of up to $2.5 billion in common stock. The shares will be repurchased from time-to-time using various methods, including in the open market at the Company’s discretion and subject to market conditions and other factors.

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income less amortization of intangibles, stock-based compensation expense and related charges, restructuring, severance and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges and business interruption and impairment charges, net plus other components of net periodic benefit cost. Jabil defines core earnings as core operating income, less loss on debt extinguishment, loss (gain) on securities, other components of net periodic benefit cost, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil defines adjusted free cash flow as net cash provided by (used in) operating activities less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flow to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and free cash flow from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This release contains forward-looking statements, including those regarding our anticipated financial results for our fourth quarter and full fiscal year 2023 and our guidance for future financial performance in our first quarter of fiscal year 2024 (including, net revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), core diluted earnings per share (Non-GAAP) results and the components thereof, including but not limited to amortization of intangibles and stock-based compensation expense and related charges). The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our fourth quarter and full fiscal year 2023 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; scheduling production, managing growth and capital expenditures and maximizing the efficiency of our manufacturing capacity effectively; managing rapid declines or increases in customer demand and other related customer challenges that may occur; the scope and duration of the COVID-19 outbreak and its impact on our operations, sites, customers and supply chain; our dependence on a limited number of customers; our ability to purchase components efficiently and reliance on a limited number of suppliers for critical components; risks arising from relationships with emerging companies; changes in technology and competition in our industry; our ability to introduce new business models or programs requiring implementation of new competencies; competition; transportation issues; our ability to maintain our engineering, technological and manufacturing expertise; retaining key personnel; risks associated with international sales and operations, including geopolitical uncertainties in Russia and Ukraine; energy price increases or shortages; our ability to achieve expected profitability from acquisitions; risk arising from our restructuring activities; issues involving our information systems, including security issues; regulatory risks (including the expense of complying, or failing to comply, with applicable regulations; risk arising from design or manufacturing defects; and intellectual property risk); financial risks (including customers or suppliers who become financially troubled; turmoil in financial markets; tax risks; credit rating risks; risks of exposure to debt; currency fluctuations; and asset impairment); changes in financial accounting standards or policies; and risk of natural disaster, climate change or other global events. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2022 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings, core diluted earnings per share and adjusted free cash flows to provide investors an additional method for assessing operating income, earnings, earnings per share and free cash flow from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation.

For fiscal year 2023, the Company adopted an annual normalized tax rate (“normalized core tax rate”) for the computation of the non-GAAP (core) income tax provision to provide better consistency across reporting periods. In estimating the normalized core tax rate annually, the Company utilizes a full-year financial projection of core earnings that considers the mix of earnings across tax jurisdictions, existing tax positions, and other significant tax matters. The Company may adjust the normalized core tax rate during the year for material impacts from new tax legislation or material changes to the Company’s operations.

Prior to fiscal year 2023, the Company determined the tax effect of the items included and excluded from core earnings quarterly.

Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Meeting and Replay Information: Jabil will hold a conference call today at 8:30 a.m. ET to discuss its earnings for the fourth quarter and full fiscal year ended August 31, 2023 and to provide an investor briefing. To access the live audio webcast and view the accompanying slide presentation, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will also be available after completion of the call.

About Jabil: Jabil (NYSE: JBL) is a manufacturing solutions provider with over 250,000 employees across 100 locations in 30 countries. The world’s leading brands rely on Jabil’s unmatched breadth and depth of end-market experience, technical and design capabilities, manufacturing know-how, supply chain insights and global product management expertise. Driven by a common purpose, Jabil and its people are committed to making a positive impact on their local community and the environment. Visit www.jabil.com to learn more.

Investor Contact

Adam Berry

Vice President, Investor Relations

(727) 577-9749

Adam_Berry@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	August 31, 2023 (unaudited)	August 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,804	$1,478
Accounts receivable, net	3,647	3,995
Contract assets	1,035	1,196
Inventories, net	5,206	6,128
Prepaid expenses and other current assets	1,109	1,111
Assets held for sale	1,929	—

Total current assets	14,730	13,908
Property, plant and equipment, net	3,137	3,954
Operating lease right-of-use asset	367	500
Goodwill and intangible assets, net	763	862
Deferred income taxes	159	199
Other assets	268	294

Total assets	$19,424	$19,717

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$—	$300
Accounts payable	5,679	8,006
Accrued expenses	5,515	5,272
Current operating lease liabilities	104	119
Liabilities held for sale	1,397	—

Total current liabilities	12,695	13,697
Notes payable and long-term debt, less current installments	2,875	2,575
Other liabilities	319	272
Non-current operating lease liabilities	269	417
Income tax liabilities	131	182
Deferred income taxes	268	122

Total liabilities	16,557	17,265

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,795	2,655
Retained earnings	4,412	3,638
Accumulated other comprehensive loss	(17)	(42)
Treasury stock, at cost	(4,324)	(3,800)

Total Jabil Inc. stockholders’ equity	2,866	2,451
Noncontrolling interests	1	1

Total equity	2,867	2,452

Total liabilities and equity	$19,424	$19,717

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except for per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Net revenue	$8,458	$9,030	$34,702	$33,478
Cost of revenue	7,692	8,301	31,835	30,846

Gross profit	766	729	2,867	2,632
Operating expenses:
Selling, general and administrative	295	284	1,206	1,154
Research and development	9	8	34	33
Amortization of intangibles	9	10	33	34
Restructuring, severance and related charges	12	18	57	18

Operating income	441	409	1,537	1,393
Loss on debt extinguishment	—	—	—	4
Interest and other, net	71	57	275	158

Income before income tax	370	352	1,262	1,231
Income tax expense	215	37	444	235

Net income	155	315	818	996
Net income attributable to noncontrolling interests, net of tax	—	—	—	—

Net income attributable to Jabil Inc.	$155	$315	$818	$996

Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$1.18	$2.30	$6.15	$7.06

Diluted	$1.15	$2.25	$6.02	$6.90

Weighted average shares outstanding:
Basic	131.2	137.0	133.0	141.2

Diluted	134.1	140.3	135.9	144.4

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Fiscal Year Ended
	August 31, 2023	August 31, 2022
Cash flows provided by operating activities:
Net income	$818	$996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	924	925
Restructuring and related charges	5	(1)
Recognition of stock-based compensation expense and related charges	95	81
Deferred income taxes	85	(13)
Other, net	13	10
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	267	(878)
Contract assets	171	(214)
Inventories	370	(1,725)
Prepaid expenses and other current assets	(214)	(367)
Other assets	53	(29)
Accounts payable, accrued expenses and other liabilities	(853)	2,866

Net cash provided by operating activities	1,734	1,651

Cash flows used in investing activities:
Acquisition of property, plant and equipment	(1,030)	(1,385)
Proceeds and advances from sale of property, plant and equipment	322	544
Cash paid for business and intangible asset acquisitions, net of cash	(29)	(18)
Proceeds from the divestiture of businesses	50	—
Cash receipts on repurchased receivables	—	4
Other, net	(36)	(3)

Net cash used in investing activities	(723)	(858)

Cash flows used in financing activities:
Borrowings under debt agreements	4,047	3,767
Payments toward debt agreements	(4,204)	(3,890)
Payments to acquire treasury stock	(487)	(696)
Dividends paid to stockholders	(45)	(48)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	51	45
Treasury stock minimum tax withholding related to vesting of restricted stock	(36)	(44)
Other, net	(6)	(22)

Net cash used in financing activities	(680)	(888)

Effect of exchange rate changes on cash and cash equivalents	(5)	6

Net increase (decrease) in cash and cash equivalents	326	(89)
Cash and cash equivalents at beginning of period	1,478	1,567

Cash and cash equivalents at end of period	$1,804	$1,478

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in millions, except for per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Operating income (U.S. GAAP)	$441	$409	$1,537	$1,393

Amortization of intangibles	9	10	33	34
Stock-based compensation expense and related charges	15	14	95	81
Restructuring, severance and related charges	12	18	57	18
Net periodic benefit (credit) cost(1)	—	(4)	11	17

Adjustments to operating income	36	38	196	150

Core operating income (Non-GAAP)	$477	$447	$1,733	$1,543

Net income attributable to Jabil Inc. (U.S. GAAP)	$155	$315	$818	$996
Adjustments to operating income	36	38	196	150
Loss on debt extinguishment	—	—	—	4
Net periodic benefit credit (cost)(1)	—	4	(11)	(17)
Adjustments for taxes(2)	137	(28)	169	(28)

Core earnings (Non-GAAP)	$328	$329	$1,172	$1,105

Diluted earnings per share (U.S. GAAP)	$1.15	$2.25	$6.02	$6.90

Diluted core earnings per share (Non-GAAP)	$2.45	$2.34	$8.63	$7.65

Diluted weighted average shares outstanding (U.S. GAAP and Non-GAAP)	134.1	140.3	135.9	144.4

(1)

Pension service cost is recognized in cost of revenue and all other components of net periodic benefit cost, including return on plan assets, are presented in other expense. We are reclassifying the pension components in other expense to core operating income as we assess operating performance, inclusive of all components of net periodic benefit cost, with the related revenue. There is no impact to core earnings or diluted core earnings per share for this adjustment.

(2)

The adjustments for taxes for the three months and fiscal year ended August 31, 2023, primarily relate to a change in the indefinite reinvestment assertion associated with operations that have been classified as held for sale.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ADJUSTED FREE CASH FLOW

(in millions)

(Unaudited)

	Fiscal Year Ended
	August 31, 2023	August 31, 2022
Net cash provided by operating activities (U.S. GAAP)	$1,734	$1,651
Acquisition of property, plant and equipment (“PP&E”)(1)	(1,030)	(1,385)
Proceeds and advances from sale of PP&E(1)	322	544

Adjusted free cash flow (Non-GAAP)	$1,026	$810

(1)

Certain customers co-invest in property, plant and equipment (“PP&E”) with us. As we acquire PP&E, we recognize the cash payments in acquisition of PP&E. When our customers reimburse us and obtain control, we recognized the cash receipts in proceeds and advances from the sale of PP&E.